AGREEMENT AND BILL OF SALE
                                   (Exhibit A)


This Agreement and Bill of Sale made as of this 30th day of April, l998, by and between Orion Financial, Ltd. ("Orion") and B & L Enterprises, Inc. a Kansas corporation, Colby Bowl, a Kansas partnership, B. Eugene Criss Trust No. 1, Wayne A. Horlacher, Donald P. Kready, Joan R. Kready, Curtis Q. Stephens, Jacqualine A. Stephens, Dorthy B. Stephens, Robert V. Van Camp, Marjorie Van Camp, and 3 - H's Enterprises, a Kansas partnership (collectively referred to as the "AFI" Guarantors"). In consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. Sale of Assets. Effective upon the Closing of Escrow as defined in that certain Escrow Agreement by and between Orion, Asia Pacific Industries Development Group ("APIDG"), the AFI Guarantors, and others (the "Escrow Agreement"), the AFI Guarantors hereby sell, assign, transfer and deliver to Orion full title to all intellectual property, patents, copyrights, trademarks, general intangibles (including the "Funtastix brand name), all molds and lasts and any and all other intangible property in each case as limited to that property and does not include any cash, inventory, receivables or warehouse racks acquired from Athletic Footwear, Inc.

2. Warranties of AFI Guarantors. The AFI Guarantors jointly and severally represent and warrant that title to the Transferred Assets shall be free and clear of any claim or encumbrance of any kind or nature and agree to defend the title transferred. This warranty does not extend to the value of the assets being transferred or to the collectibility of any accounts transferred and does not extend to any setoffs which account debtors may have.

3. Number of Shares. If the Closing of Escrow takes place under the Escrow Agreement, Orion shall issue to each of the Guarantors the number of shares of common stock of Orion (the "Shares") set forth opposite his signature line.

4. Warranties of Orion. Orion represents that the officer signing this Agreement and Bill of Sale on its behalf has actual authority to do so.

5. Deposit with Escrow Agent. This Bill of Sale shall be deposited in escrow pursuant to the Escrow Agreement. In the event the Close of Escrow does not occur, this Bill of Sale shall be null and void, and any and all assets delivered to the Escrow Agent shall be returned at the AFI Guarantors' sole expense to the AFI Guarantors at Colby, Kansas or such other location as may be designated by them.






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Orion Financial, Ltd.                                No. of Orion Shares

By:/s/ Dean Boedeker
   --------------------------------
President

B & L Enterprises, Inc.

By:/s/ Bob Mader                                     200,000
   --------------------------------
Bob Mader

B. Eugene Criss, Trust No. 1

By:/s/ B. Eugene Criss                               200,000
   --------------------------------
B. Eugene Criss, Trustee

3-H's Enterprises

By:/s/ R. Craig Hills                                133,350
   --------------------------------
R. Craig Hills, Partner

By:/s/ Donald P. Kready                              133,350*
   --------------------------------
Donald P. Kready

By:/s/ Joan R. Kready
   --------------------------------
Joan R. Kready

Colby Bowl

By:/s/ Charles Schwanke                               66,660
   --------------------------------
Charles Schwanke

By:/s/ Curtis G. Stephens                             66,660**
   --------------------------------
Curtis G. Stephens

By:/s/ Jacqueline A. Stephens
   --------------------------------
Jacqueline A. Stephens

By:/s/ Dorthy Stephens                                66,660
   --------------------------------
Dorthy Stephens

By:/s/ Robert V. Van Camp                             66,660***
   --------------------------------
Robert V. Van Camp

By:/s/ Marjorie A. Van Camp
   --------------------------------
Marjorie A. Van Camp

By:/s/ Wayne Horlacher                                66,660
   --------------------------------
Wayne Horlacher
      o
      o *     Issued to Donald P. Kready and Joan R Kready
      o **   Issued to Curtis G. Stephens and Jacqueline A. Stephens
      o *** Issued to Robert V. Van Camp and Marjorie A. Van Camp

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